Exhibit 10.2
FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

This First Amendment (this “Amendment”) is made as of [___________], 2021 (the “Amendment Effective Date”) by and between ST Shared Services LLC (“STSS”), Mallinckrodt plc (“Mallinckrodt”) and [EXECUTIVE] (“Executive”), dated as of [___________], 2020 (the “Agreement”). Capitalized terms used herein not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, the parties desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound hereby agree as follows:

1.Section 4(a)(ii) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(ii) Severance Payment. Executive shall receive a single lump sum payment equal to the product of (A) the sum of his or her Annual Base Salary and Average Annual Bonus (as defined below) multiplied by [two (2)] [one and a half (1.5)] , net of deductions and tax withholdings, as applicable (the “Severance Payment”). The Severance Payment shall be made on the Company’s first regular payroll date following the Release Effective Date (as defined below). If Executive was not employed with the Company for at least one full year prior to the Date of Termination, Executive’s Severance Payment shall be reduced by 50%. For purposes of this Agreement, Executive’s “Average Annual Bonus” means the average of the actual bonuses paid (excluding any amounts paid pursuant to any Key Employee Incentive Program attributable to the component of the award intended to replace Executive’s previously approved target long-term equity incentive opportunity) to Executive pursuant to The Mallinckrodt Annual Incentive Plan, the Global Bonus Plan, and/or any Key Employee Incentive Program (except as expressly excluded above) during the three Company fiscal years that immediately precede Executive’s Date of Termination. If Executive has not been employed by the Company for a period during which such Executive was paid three full annual bonuses prior to the Date of Termination, the Average Annual Bonus shall be calculated by dividing the total of the actual bonuses paid (subject to the exclusions noted above) to the Executive by the number of full months worked by Executive during the years for which such actual bonuses were paid, and multiplied by twelve.”

2.Except as expressly amended herein, all terms, covenants and provisions of the Agreement are ratified, reaffirmed and shall remain in full force and effect. All references therein to the Agreement shall hereafter refer to the Agreement as amended by this Amendment. This Amendment shall be deemed incorporated into, and a part of, the Agreement.

3.This Amendment may be executed in two counterparts, each of which shall be effective as of the Amendment Effective Date, and which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

[EXECUTIVE]

ST SHARED SERVICES LLC
By
Name:
Title:

MALLINCKRODT PLC
By
Name:
Title: